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               MORGAN STANLEY DEAN WITTER INSTITUTIONAL FUND, INC.

               FORM OF SUPPLEMENT TO INVESTMENT ADVISORY AGREEMENT

                       EMERGING MARKETS ADVISORY PORTFOLIO

     SUPPLEMENT (the "Supplement") TO INVESTMENT ADVISORY AGREEMENT dated as of May 1, 1997 by and between Morgan Stanley Dean Witter Institutional Fund, Inc. (the "Fund") and Morgan Stanley Dean Witter Investment Management Inc. (the "Adviser") (the "Agreement").

                                    RECITALS

     WHEREAS, the Fund has executed and delivered the Agreement which sets forth the rights and obligations of the parties with respect to the management of the portfolios of the Fund.

     WHEREAS, the Fund has created one additional portfolio: Emerging Markets Advisory Portfolio (the "Additional Portfolio").

                                   AGREEMENTS

     Now, therefore, the parties agree as follows:

     As provided in Section 1 of the Agreement, the Fund hereby appoints the Adviser to act as investment adviser to the Additional Portfolio.

     The compensation of the Adviser as set forth in Paragraph 3 of the Agreement with respect to the Additional Portfolio will be as set forth below:

                  PORTFOLIO                                     PERCENTAGE RATE
                  ----------                                    ---------------
                  Emerging Markets Advisory Portfolio           1.25%

     This Supplement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

     The parties listed below have executed this Supplement as of the    day
of           , 2000.


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MORGAN STANLEY DEAN WITTER                                    MORGAN STANLEY DEAN WITTER
INVESTMENT MANAGEMENT INC.                                    INSTITUTIONAL FUND, INC.
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Name:  Harold J. Schaaff, Jr.                                 Name:  Harold J. Schaaff, Jr.
Title: Principal, General Counsel and Secretary               Title: President
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